Logic Company Limited
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Computer Terminal and Program Sales Agreement

                                                       Made at Logic Co., Ltd.
                                                       No. 202, Nanglinchi Road,
                                    CDG House
                              Chongnonsi, Yannawa,
                                     Bangkok

                                            on the 16th date of September, 1998,

     This Agreement is made between King Power Duty Free Co., Ltd. by Mr. Viratana Suntaranond, authorized to sign in obligation of the Company, office located at No. 989, 26th-27th Floors, Siam Tower, Rama I Road, Pathumwan, Phayathai, Bangkok 10330, hereinafter called, "Buyer"; and Logic Co., Ltd., by Mr. Trairat Jaisamran and Miss Netchanok Tangsupanich, authorized to sign in obligation of the Company, office located at No. 202, Nanglinchi Road, CDG House, Chongnonsi, Yannawa, Bangkok 10120, hereinafter called "Seller". Both parties have agreed as follows:

     1. The Seller agrees to sell and the Buyer agrees to buy Sun Enterprise 450 computer equipment and software as specified in the appendix on which the Buyer and Seller sign their names and have their company seal affixed and shall be considered part of theAgreement, totalling US$60,961.40 which will be changed into Thai Baht on the Agreement signing date or Bt2,407,976.00 (Two Million Four Hundred and Seven Thousand Nine Hundred and Seventy-Six Baht Only) VAT not included. The equipment shall be installed at King Power Duty Free Co., Ltd., 26th floor, Siam Tower, Bangkok.

     2. The Buyer agrees to make payment according to the contractual price as follows:

          2.1 The Buyer shall make payment of the first installment of US$30,480.70 or Btl,203,988 (One Million Two Hundred and Three Thousand Nine Hundred and Eighty-Eight Baht Only) to the Seller 30 days after the Buyer has received the equipment.


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          2.2  The  Buyer  shall  make  payment  of the  second  installment  of
     US$30,480.70 or Btl,203,988 (One Million Two Hundred and Three Thousand Nine Hundred and Eighty-Eight Baht Only) to the Seller 90 days after the Buyer has made payment of the first installment.

     3. The Seller agrees to install the computer equipment and hand over the equipment, program, documents, manuals and supplementary equipment to the Buyer within 60 days after signing the Sales Agreement.

     In case the Seller is unable to hand over the computer equipment by the deadline, the Seller shall install a temporary computer system with similar efficiency for the Buyer to use for the time being.

     4. The Buyer shall prepare equipment necessary to control the installation site environment such as air-conditioners, voltage controllers, humidifiers, dust cleaners, etc. recommended by the Seller before installation of the computer system and equipment.

     5. The Seller shall recommend the Buyer how to prepare the installation site, and the Buyer shall get it done by the deadline.

     As soon as the Seller is ready install the equipment, the Seller shall notify the Buyer at least 5 days in advance and the Buyer shall have to get the site ready. The Seller shall extend the handover time equivalent to the time delayed. The installation site of the computer system and supplementary equipment under this Agreement is at King Power Duty Free Co., Ltd., Bangkok.

     6. Ownership of the computer system and equipment as specified in the appendix shall be transferred to the Buyer as soon as the Buyer pays the Seller all the installments stated in Section 2.

     7. The Seller shall provide a warranty against defect or deficiency of the computer system and equipment as well as spare parts'under this Agreement (except Application Software) for a period of 13 months after the Buyer has accepted the computer system and equipment and program from the Seller and the system can function properly. By the warranty period, the Seller agrees to provide maintenance and repairs of the computer system and equipment as follows:

          7.1 At least 4 times a year inspection of the computer system and 2 times of Preventive Maintenance, which needs to shut down the computer equipment and will be done on Saturday and Sunday.


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               7.2  Repairs  or  correction  service 24 hours a day and 7 days a week.

               7.3 The Seller shall send in an engineer in 4 hours after receiving a notice from the Buyer that the computer system and equipment under this Agreement breaks down and does not function properly.

               7.4  The Seller shall not be responsible to the Buyer  concerning
                    Section  7.3 if the  breakdown  or defect is caused by

                    7.4.1 the Buyer's misuse of the system and equipment


                    7.4.2 the Buyer's failure to maintain the environment of the installation site as recommended by the Seller.

               7.5 Repairs and services under warranty shall be provided to the Buyer at the Buyer's, site in Bangkok only, except agree upon otherwise.

                    After the 13-month warranty period, the Buyer agrees to make a separate computer system and equipment maintenance service contract with the Seller.

     8. The Seller shall hand over an Application Software with Revision Point as agreed upon, and the Buyer has the right to make a separate Software maintenance contract with the Seller.

     9. In case the Buyer makes a maintenance service contract for the Application Software and when a new Software Revision Point is released, the Seller shall update the computer system and equipment and offer a training (if required) with no charge to the Buyer.

     10. The Buyer accepts the fact that the Operating System With Utilities and Programming Language as well as Application Software is not owned by the Seller but the Seller has received permission from the manufacturer to offer right of utilization to the Buyer, and the Buyer agrees riot to sell or offer the right of utilization to other persons and shall keep Software information confidential. The Buyers agrees that the right to utilize the Software will end as soon as the Buyer does not own the computer equipment any more.

     11. The Buyer agrees not to relocate the installation site of the computer system and equipment under this Agreement without advance notice to the Seller.


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     12. The Seller agrees to provide training to the Buyer's  personnel to work on the computer equipment at the Seller's training facilities. Training expenses shall be absorbed by the Seller. Training will cover the following topics:

                    12.1 Unix For User                           4 persons

                    12.2 Solaris 2.X Administration Essential    4 persons

     And the Seller agrees to offer a 20% discount from the normal training rate for other training within a period of one year.

     13. The Seller agrees to provide training to the Buyer's personnel on other topics at the Buyer's facilities. Training expenses shall be borne by the Seller. Training topics shall cover:

          - Network Infrastructure between Production and Development System
          - Design Backup and Recovery Strategies
          - Operating System Backup and Recovery (Design of High Availability Configuration)
          - Mirroring, Cloning, RAID Base Management Techniques
          - Sun Solstice Software Management System (System Monitor, DiskSuite, Backup, Volume Manager and Admin.)
          - Detection, Repair and Recovery for System Failure

     This Agreement is made in two identical copies. Both parties have hereby read and understood all the statements, and then signed their names and had company seal affixed in the presence of witnesses on the specified date:





              ....................signed.....................Buyer
                           (Mr. Viratana Suntaranond)
                         King Power Duty Free Co., Ltd.


              ....................signed.....................Seller
             (Mr. Trairat Jaisamran and Miss Netchanok Tangsupanich)
                                Logic Co., Ltd.


              ....................Signed......................Witness
                          (Miss Somjitr Techaaiemamorn)
                         King Power Duty Free Co., Ltd.

              ....................Signed......................Witness
                             (Mrs. Kiratiya Sujaritkul)
                                 Logic Co., Ltd.